EX-23.2
   CONSENT OF BRIAN F. FAULKNER, A PROFESSIONAL LAW CORPORATION

                          Brian F. Faulkner
                    A Professional Law Corporation
                    27127 Calle Arroyo, Suite 1923
                 San Juan Capistrano, California 92675
                          (949) 240-1361


October 8, 2009


U.S. Securities and Exchange Commission
Division of Corporation Finance
100 F Street, N.E.
Washington, D.C. 20549

Re:  TBC Global News Network, Inc. Amended and Restated 2009
     Stock and Option Plan (Amendment No. 2)

Dear Sir/Madame:

     I have acted as counsel to TBC Global News Network, Inc., a Nevada corporation ("Company"), in connection with its registration statement on Form S-8 relating to the registration of 100,000,000 shares of its common stock ("Shares"), $0.001 par value per Share, which are issuable pursuant to the Company's Amended and Restated 2009 Stock and Option Plan (Amendment No. 2). I hereby consent to all references to my firm included in this registration statement, including the opinion of legality.

                                       Sincerely,



                                       /s/  Brian F. Faulkner
                                       Brian F. Faulkner, Esq.